PARTICIPATION AGREEMENT

This agreement (the “Agreement”) is made this [●] day of December, 2021, by and among Milliman Variable Insurance Trust, an open-end management investment company organized as a statutory trust under Delaware law (the “Trust”), Milliman Financial Risk Management LLC, a Delaware limited liability company the (“Adviser”), Foreside Fund Services, LLC, a Delaware limited liability company, which is the principal underwriter for the Trust (the “Underwriter”), and American General Life Insurance Company, a life insurance company organized under the laws of the state of Texas (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as that schedule may be amended from time to time (each, an “Account,” and, collectively, the “Accounts”).

W I T N E S S E T H:

WHEREAS, the Trust has registered with the U.S. Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the beneficial interest in the Trust is divided into several series of shares (“Shares”), each series representing an interest in a particular managed portfolio of securities and other assets (each, a “Portfolio,” and, collectively, the “Portfolios”); and

WHEREAS, the Adviser, which is the investment adviser to the Trust, is duly registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for life insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies that have entered into a participation agreement with the Trust (“Participating Insurance Companies”) and may also be utilized by certain others consistent with Section 817 of the Internal Revenue Service Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.817-5(f)(3); and

WHEREAS, the Company desires to purchase, directly on behalf of the Accounts, the Shares, and classes of Shares, of the Portfolios that are identified on Schedule B, consistent with the terms of this Agreement and the prospectuses of the Portfolios, solely for the purpose of funding benefits of the Company’s variable life insurance policies and/or variable annuity contracts (the “Contracts”) that are identified on Schedule C.

NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Underwriter and the Company agree as follows:

ARTICLE I

Sale of Shares

1.1.      Availability of Shares.

(a)

The Trust will make Shares of the Portfolios available continuously for purchase at the applicable net asset value per Share by the Accounts for the benefit of the Contracts, on those days on which the Trust calculates its Portfolio net asset value pursuant to rules of the SEC and as established in accordance with the provisions of the then current prospectus of the relevant Portfolio. Notwithstanding the foregoing, the Trust’s Board of Trustees (the “Board”) may refuse to sell Shares of any Portfolio to any person, or may suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, such action is deemed to be in the best interests of the shareholders of such Portfolio.

(b)

The Trust agrees that Shares of the Trust will be sold only to: (i) Participating Insurance Companies and their separate accounts; and (ii) others consistent with Section 817 of the Code and Treasury Regulation Section 1.817-5(f)(3), which may include investment companies in the form of funds of funds. No Shares of any Portfolio will be sold to the general public.

1.2.      Purchases and Redemptions of Shares.

(a)

Section 1.3 of this Agreement shall govern and Section 1.4 shall not be operative, unless the Trust receives from the Company written notice that the Company desires to communicate, process and settle purchases and redemptions for Shares (collectively, “Share transactions”) via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (“NSCC”) (such processing referred to herein as, “NSCC processing”). After giving ten (10) days’ advance written notice of the Company’s desire to use NSCC processing, Section 1.4 of this Agreement shall govern and Section 1.3 shall not be operative.

(b)

At any time when, pursuant to the preceding paragraph, Section 1.4 of this Agreement governs, any party to this Agreement may send written notice to the other parties that it chooses to end the use of NSCC processing and return to manual handling of Share transactions. After giving ten (10) days’ advance written notice, Section 1.3 of this Agreement shall govern and Section 1.4 shall not be operative.

(c)

The procedures set forth in this Agreement for purchases and redemptions of a Portfolio’s Shares are subject to any additional terms in that Portfolio’s prospectus and statement of additional information (“SAI”) and the requirements of applicable law. Notwithstanding anything to the contrary in this Agreement, to the extent there is a conflict between the terms of this Agreement (for purchases and redemptions of a Portfolio’s Shares) and the terms of the applicable Portfolio’s prospectus and/or SAI, the terms of this Agreement shall control.

(d)

The Trust agrees to sell to the Company those Shares of the Portfolios which each Account orders (based on orders placed in proper form by Contract owners on that Business Day, as defined below, and transmitted to the Trust in accordance with the provisions of this Agreement), executing such orders on each Business Day at the net asset value (and with no sales charges) next computed after receipt by the Trust or its designee of the order for the Shares of a Portfolio in good form under the terms of the Contract prospectus (including, without limitation, any requirement that certain Contract owner transaction requests under the Contracts be received by the Company no later than a specified cut-off time prior to the end of a Business Day) and prior to the time as of which the applicable Portfolio calculates its net asset value, as disclosed in the applicable Portfolio’s Prospectus (“Closing Time”), on that Business Day. For purposes of this Section 1.2 and Section 1.6, the Company will be the designee of the Trust for receipt of orders from each Account with respect to purchase and redemption of Portfolio Shares, and receipt by such designee will constitute receipt by the Trust; provided that the Trust receives notice of such orders by [1:00] a.m. Eastern Time on the next following Business Day (or within [5] hours after the Company receives the applicable Portfolio’s net asset value for such Business Day). “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus.

1.3.      Manual Processing Procedures. On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company in good form prior to the Closing Time on such Business Day. The Company shall communicate to the Trust or its designee for that Business Day, by facsimile, telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received in good form by the Closing Time on such Business Day in accordance with Section 1.2(d). The Company shall submit payment for net purchase orders in federal funds transmitted by wire to the Trust, or to its designated custodian, no later than the close of the Federal Reserve’s wire system on the Business Day following the Business Day on which such purchase orders are transmitted in proper form to the Trust for processing. The Trust shall submit payment for net redemption orders in federal funds transmitted by wire to the Company, or to its designated custodian, no later than the close of the Federal Reserve’s wire system on the second Business Day following the Business Day on which such redemption orders are transmitted in proper form to the Trust for processing.

1.4.      NSCC Processing Procedures.

(a)

“Fund/SERV” shall mean NSCC’s Mutual Fund Settlement, Entry and Registration Verification System, a system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; “Networking” shall mean NSCC’s system that allows mutual funds and life insurance companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by the Trust or the Company, as applicable, to perform such settlement services on behalf of the Trust and the Company, as applicable, which entity agrees to abide by NSCC’s then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

(b)

On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company in good form prior to the Closing Time on each Business Day. The Company shall communicate to the Trust or its designee for that Business Day, by the NSCC, the net aggregate purchase or redemption orders (if any) for each Account received by the Closing Time on such Business Day in accordance with Section 1.2(d). All orders received by the Company after the Closing Time on a Business Day shall not be transmitted to the NSCC prior to the following Business Day. The Company will wire payment for net purchase orders in immediately available funds, to an NSCC settling bank account designated by the Trust, in accordance with NSCC rules and procedures on the Business Day following the Business Day on which such purchase orders are communicated in proper form to the NSCC. The Trust will wire payment for net redemption orders in immediately available funds, to an NSCC settling bank account designated by the Company, in accordance with NSCC rules and procedures no later than on the second Business Day following the Business Day on which such purchase orders are communicated in proper form to the NSCC.

(c)

In the event that the Company or the Trust are unable to or prohibited from electronically communicating, processing or settling Share transactions via Fund/SERV, the Company or the Trust shall immediately notify the other party in writing. After all parties have been notified, the Company and the Trust shall submit orders and payments using manual transmissions as are otherwise provided in Section 1.3 of this Agreement.

(d)

The Company represents and warrants that it: (a) has entered into an agreement with NSCC; (b) has met, and will continue to meet, all of the requirements to participate in Fund/SERV and Networking; (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions; and (d) will notify the other parties to this Agreement if there is a change in or a pending failure with respect to its agreement with NSCC.

1.5.     Calculation of Net Asset Value. The Trust shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to the Company or the Company’s designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 8:00 p.m., Eastern Time).

1.6.     Redemptions. The Trust will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Trust (or its designee) of the request for redemption in good form by the Closing Time on that Business Day. The Trust reserves the right to delay payment of redemption proceeds, but in no event shall any such delay by the Trust in paying redemption proceeds be greater than is permitted under Section 22(e) of the 1940 Act, or any other applicable rule or guidance of the SEC or its staff. The Trust will use reasonable efforts to alert the Company of any delayed redemption.

1.7.       Book Entry. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

1.8.     Dividends and Distributions. The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable to the Accounts on the Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on Shares of a Portfolio in additional Shares of that Portfolio, and the Company reserves the right to change this election in the future. The Trust will notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.9.     Pricing Errors. If the Trust provides the Company materially incorrect net asset value per Share information (as determined pursuant to applicable law and SEC guidelines), the Trust shall, and the Adviser shall use reasonable best efforts to cause the Trust to, take reasonable steps to adjust the number of Shares purchased or redeemed for the affected Accounts to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported to the Company upon discovery by the Trust or the Adviser. To the extent necessary for the Company to reimburse Contract owners for actual losses (which shall not include reimbursement for any indirect, incidental or consequential losses, including, but not limited to, lost opportunity costs) (“Actual Losses”), the Trust shall reimburse, or to the extent such Actual Losses were caused by one of the Trust’s agents, shall take all steps necessary to cause such agent to reimburse (and if such Actual Losses were caused by the Adviser or persons under its control, the Adviser shall reimburse), the Company for Actual Losses arising as a direct result of the material error in the calculation of the net asset value of Shares of any Portfolio. Neither the Trust, any Portfolio, the Adviser, the Underwriter nor any of their respective affiliates shall be liable for any information provided to the Company pursuant to this Agreement, which information is based on incorrect information supplied by or on behalf of the Company or other Participating Insurance Companies to the Trust, the Adviser or any of their respective affiliates.

1.10.      Disruptive Trading. Without limiting the other provisions of this Article I, among other things, the Board has determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with inappropriate short term trading activity and/or whose purchase and redemption activity follows a market timing pattern, and the Company understands that the Trust may adopt procedures and take other actions (including, without limitation, rejecting specific purchase orders in whole or in part) as it deems necessary to reduce, discourage, restrict or eliminate such trading and/or market timing activity (“Disruptive Trading Policies”). The Company agrees that its purchases and redemptions of

Shares are subject to, and that it will reasonably assist the Trust in implementing, the Trust’s Disruptive Trading Policies and restrictions on inappropriate short term trading activity and/or purchase and redemption activity that is market timing consistent with the terms and principles of the Shareholder Information Agreement. The parties have entered into or shall enter into a Shareholder Information Agreement as required by Rule 22c-2 under the 1940 Act in connection with the Contracts. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

ARTICLE II

Obligations and Expenses of the Parties

2.1.      Allocation of Expenses and Provision of Documents.

(a)

Expenses. All expenses incident to each party’s performance of this Agreement shall be paid by the respective party. For the avoidance of doubt, the Trust shall bear the costs of registering and qualifying Shares; preparing and filing the Trust’s registration statement, the Portfolios’ prospectuses, SAIs, Trust-sponsored proxy materials (or similar materials such as Trust voting instruction solicitation materials), the Portfolios’ reports to shareholders, and all Trust statements and notices required by federal or state law; preparing of such Trust or Portfolio documents in electronic and/or paper format; and printing and mailing or distributing such Trust or Portfolio documents to existing Contract owners. The Trust shall not bear any costs of preparing, printing, recording, taping or disseminating sales literature or other promotional materials or the costs of printing and mailing to prospective Contract purchasers copies of any Trust or Portfolio documents or other printed materials. For the avoidance of doubt, the Company shall bear the costs of registering the Contracts for sale; registering and qualifying the Accounts; preparing and filing each Account’s registration statement, the Contracts’ prospectuses, Company-sponsored proxy materials and voting solicitation instructions, the Contracts’ annual and semi-annual reports, and all Contract statements and notices required by federal or state law; and printing and mailing costs associated with the delivery of the foregoing documents as well as, but not limited to, any private placement memoranda, Contract applications, and Contract sales literature or other promotional materials.

(b)

Reliance on Rule 498A. The parties intend to meet the requirement to deliver to Contract owners, under certain circumstances, a Statutory Prospectus (as defined in Rule 498A (“Rule 498A”) under the Securities Act of 1933, as amended (the “1933 Act”)) for the Portfolios by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A for “on-line” delivery.

(c)	Reliance on Rule 30e-3. The Company intends to comply with the requirements, terms and conditions of Rule 30e-3 under the 1940 Act (“Rule 30e-3”) in order to satisfy its obligation under Rule 30e-2 under the 1940 Act to deliver Trust shareholder reports to Contract owners.

(d)

Website Hosting. The Company shall host and maintain the website specified in paragraph (j)(1)(iii) of Rule 498A, so that the Portfolio Documents (as defined below) are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that the Portfolio fulfills its obligations under this Section 2.1.

(e)

Portfolio Documents. The Trust shall provide to the Company the following documents (collectively, the “Portfolio Documents”), as specified in paragraph (b)(1) of Rule 30e-3 and paragraph (j)(1)(iii) of Rule 498A: (i) summary prospectuses for the Portfolios, (ii) statutory prospectuses for the Portfolios, (iii) SAIs for the Portfolios, (iv) most recent annual and semi-annual reports to shareholders (under Rule 30e-1 under the 1940 Act) for the Portfolios (together, the “Shareholder Reports”) (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders), (v) complete portfolio holdings from Shareholder Reports containing a summary schedule of investments, and (vi) portfolio holdings for the most recent first and third fiscal quarters (together with the complete portfolio holdings specified in (v) above, the “Portfolio Holdings”).

(f)	Timing for Providing, and Currentness of, Portfolio Documents.

a.

The Trust shall provide, or make available, the summary prospectuses, statutory prospectuses and SAIs for the Portfolios and any supplements and/or restated documents, as necessary, to the Company (or its designee), within a time frame reasonably designed to assist the Company in complying with the Company’s website posting obligations under Rule 498A, as the Company may reasonably request sufficiently in advance, in order to facilitate the Company’s continuous offering of the Contracts.

b.

The Trust shall provide, or make available, the Shareholder Reports and Portfolio Holdings to the Company (or its designee), to the extent specified in Rule 30e-3 and within a time frame reasonably designed to assist the Company in complying with the Company’s website posting obligations under Rule 30-3. The Company covenants that it will not make public any Portfolio Holdings information prior to the date on which the Trust files such information with the SEC on EDGAR, and will execute a non-disclosure agreement with respect to this covenant, in the form the Trust provides, prior to the Trust’s provision of Portfolio Holdings information, if determined to be necessary by the Trust. If the Trust does not provide the Company with a Portfolio’s complete Portfolio Holdings pursuant to Rule 30e-3(b)(1)(iii) because they are currently included in the Shareholder Report, and later seeks to discontinue including the complete Portfolio Holdings in the Shareholder Report, the Trust will give the Company no less than sixty (60) day’s advance written notice prior to implementing the change.

(g)

Format of Portfolio Documents. The Trust shall provide, or make available, the Portfolio Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that: (i) are both human-readable and capable of being printed on paper in human-readable format (in accordance with paragraph (b)(3) of Rule 30e-3 and paragraph (h)(2)(i) of Rule 498A); (ii) will enable the Company to permit persons accessing Portfolio statutory prospectuses and SAIs to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and (iii) will enable the Company to permit persons accessing the Portfolio Documents to permanently retain, free of charge, an electronic version of such materials that meet the requirements of subparagraphs (h)(2)(i) and (ii) of Rule 498A (in accordance with paragraph (h)(3) of Rule 498A).

(h)

Use of Summary Prospectuses. The Company shall ensure that an Initial Summary Prospectus (as defined in Rule 498A) is used for each currently offered Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A. The Trust shall ensure that a summary prospectus (as defined in Rule 498 under the 1933 Act) is used for each currently offered Portfolio in accordance with paragraph (j)(1)(ii) of Rule 498A.

(i)

Provision of Portfolio Documents for Paper Delivery. The Trust shall provide the Company with Portfolio Documents necessary to satisfy requests from existing Contract owners pursuant to paragraphs (e) and (f) of Rule 30e-3 and paragraphs (i)(1) and (j)(3) of Rule 498A, and reimburse the Company for printing and mailing expenses associated with such Portfolio Documents to existing Contract owners. Alternatively, if requested by the Company in lieu thereof, the Trust or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Portfolio Documents as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), as is reasonably necessary to have the then current Portfolio Documents printed for distribution to existing Contract owners; the reasonable costs of providing the electronic documentation and of such printing to be borne by the Trust.

(j)

Portfolio Expense and Performance Data. The Trust will provide, or shall cause its agents to provide, such data regarding each Portfolio’s expense ratios and investment performance as the Company may reasonably request in order for the Company to fulfill its obligations under Form N-4 and Rule 498A and to facilitate the registration and sale of the Contracts.    Without limiting the generality of the foregoing, the Trust shall provide, or shall cause its agents to provide, the following Portfolio expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statement for the Contracts (and as otherwise reasonably requested by the Company), but in no event later than sixty (60) calendar days after the close of each Portfolio’s fiscal year (and promptly notify the Company of any changes to the following information):

a.

the gross “Annual Portfolio Company Expenses” for each Portfolio calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements for the time periods required in Form N-1A; and

b.

the net “Annual Portfolio Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Portfolio calculated in accordance with Item 3 of Form N-1A, that include any expense reimbursements or fee waiver arrangements, and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Portfolio (or Trust) or its affiliates; and

c.

the “Average Annual Total Returns” for each Portfolio (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1-year, 5-year, 10-year and/or since inception periods, as applicable for each Portfolio).

(k)

Content of Portfolio Documents. Without limiting any other obligations in this Agreement, the Trust shall be responsible for the content and substance of the Portfolio Documents as provided to the Company, including, but not limited to, the accuracy and completeness of the Portfolio Documents. Without limiting the generality of the foregoing in any manner, the Trust shall be responsible for ensuring that the Portfolio Documents as provided to the Company:

a.	Meet the applicable standards of the 1933 Act, the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

b.

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

(l)

The Company assumes sole responsibility for ensuring that the Portfolio Documents and Portfolio Holdings information provided by the Trust to the Company are delivered to Contract owners in accordance with Rule 498A and Rule 30e-3. Without regard to expense allocation, the Company shall be responsible for: (i) preparing and providing the paper notice to its Contract owners in accordance with, and as required by, paragraphs (c) and (d) of Rule 30e-3 under the 1940 Act; (ii) fulfilling ad hoc requests from Contract owners for a paper copy of any Portfolio Document or Portfolio Holdings information, in accordance with paragraph (e) of Rule 30e-3 and paragraphs (i)(1) and (j)(3) of Rule 498A; and (iii) fulfilling Contract owner elections to receive future Portfolio Shareholder Reports in paper, in accordance with paragraph (f) of Rule 30e-3.

(m)	The Company assumes sole responsibility for (i) maintaining all Portfolio Documents and Portfolio Holdings Information on the Company’s website in the form provided by the Trust, (ii) promptly replacing such Portfolio Documents and Portfolio Holdings information on the Company’s website with all updates provided by the Trust, and (iii) ensuring that any website posting on the Company’s website, or the Company’s use of the Portfolio Documents and Portfolio Holdings information, is in compliance with this Agreement and Rule 498A and Rule 30e-3; provided, however, the foregoing shall not preclude the Trust or the Adviser from maintaining a separate website for the Portfolios. In addition, the Trust, the Adviser and the Underwriter are not responsible for any additional costs that may be incurred by the Company as a result of the Company’s obligations as specified in this Agreement to place Portfolio Documents and Portfolio Holdings information on the Company’s website, other than as expressly stated in this Agreement. The Company shall also make reasonable efforts to comply with the “safe harbor” provisions, terms and conditions of paragraph (b)(5) of Rule 30e-3 and paragraph (h)(4) of Rule 498A.

(n)

In the event of a proxy solicitation by the Trust (or by any Portfolio), the mailing of the proxy materials and the related tabulation of the results will be paid for by the Trust or the applicable Portfolios. The Trust will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio. The Trust, at its expense, shall provide the Company with copies of its proxy statements and other Trust or Portfolio proxy communications to shareholders in such quantity as the Company shall reasonably require for distributing to existing Contract owners. Alternatively, if requested by the Company in lieu thereof, the Trust or its designee shall provide such electronic or other documentation (including “camera ready” copies of the relevant proxy statements and/or other Trust or Portfolio proxy communications as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), as is reasonably necessary to have the relevant proxy statements and/or other Trust or Portfolio proxy communications printed for distribution to existing Contract owners; the reasonable costs of providing the electronic documentation and of such printing to be borne by the Trust. The Trust shall not be responsible for costs of any proxy solicitations other than proxies sponsored by the Trust.

2.2.      Voting. If and to the extent required by law, the Company shall: (i) solicit voting instructions from Contract owners; (ii) vote the Shares in accordance with the instructions received from Contract owners; and (iii) vote Shares owned by Accounts for which no instructions have been received from Contract owners in the same proportion as Shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Shares held in any Account in the Company’s own right, to the extent permitted by law.

2.3.      Sales Material, Information and Trademarks.

(a)	“Sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published or designed for use in a newspaper,

magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, web-sites and other electronic communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials. “Disclosure Documents” shall mean registration statements, prospectuses, SAIs, private placement memoranda, retirement plan disclosure information or other disclosure documents or similar information, as well as any solicitation for voting instructions, and any amendments or revisions to such documents.

(b)

No party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked. Notwithstanding the foregoing, the Trust and Underwriter consent to the Company’s use of the name of the Underwriter when identifying the Trust’s underwriter, Trust (including Portfolios) and trademarks, service marks and the logo of the Adviser or any other investment adviser thereto, including the names or marks “[Milliman]” and “[LIST OTHER MARKS],” in connection with marketing the Contracts, provided that the Company complies with the provisions of this Agreement. Such consent will terminate upon termination of this Agreement for any reason, and the Company shall cease all use of any such name or mark as soon as reasonably practicable. The Company agrees to abide by any reasonable use guidelines regarding use of such names, trademarks, service marks and logos that the Trust (including the Portfolios, the Adviser or any other investment adviser thereto) or the Underwriter may give from time to time.

(c)

Neither the Company nor any person directly or indirectly authorized by the Company (including, without limitation, underwriters, distributors and sellers of the Contracts) shall use any piece of sales literature or other promotional material in which the Trust, the Adviser, the Underwriter, or an affiliate of either is named, except with the prior written consent of the Trust. The Company will furnish, or will cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material in which the Trust, the Adviser, Underwriter or any of their respective affiliates is named, at least ten (10) Business Days prior to its use. No such material will be used if the Trust or its designee reasonably objects to such use within five (5) Business Days after receipt of such material, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Trust. After receiving the Trust’s consent to the use of any such material, no further changes may be made without obtaining the Trust’s written consent to such changes, except to the extent such changes are immaterial to the content of such sales literature or other promotional material (e.g., revising a date or updating numerical information) and do not revise any non-template type of information pertaining to the Trust, the Adviser, the Underwriter, or any of their respective affiliates from what was previously approved by the Trust.

(d)

The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter, the Adviser or any other investment adviser to a Portfolio in connection with the sale of the Contracts, other than information or representations contained in and accurately derived from the Disclosure Documents for the Trust (as such Disclosure Documents may be amended or supplemented from time to time), Shareholder Reports of the Trust, Trust-sponsored proxy statements, or in published reports for the Trust which are in the public domain or approved by the Trust or its designee for distribution, or in sales literature or other promotional material created by the Trust or other material provided by the Trust or its designee to the Company, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

(e)

The Trust, and any person directly or indirectly authorized by the Trust, shall not use any piece of sales literature or other promotional material in which the Company, its Account or an affiliate of the Company is named, except with the prior written consent of the Company. The Trust or its designee will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, its Account or an affiliate of the Company is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material, but failure to respond shall not relieve the Trust of the obligation to obtain the prior written consent of the Company. After receiving the Company’s consent to the use of any such material, no further changes may be made without obtaining the Company’s written consent to such changes, except to the extent such changes are immaterial to the content of such sales literature or other promotional material (e.g., revising a date or updating numerical information) and do not revise any non-template type of information pertaining to the Company, its Account or an affiliate of the Company from what was previously approved by the Company.

(f)

Other than naming the Company as a Trust shareholder, the Trust, and any person directly or indirectly authorized by the Trust, shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from Disclosure Documents for the Contracts (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by the Company for distribution, including sales literature or other promotional material, except as required by legal process or regulatory authorities or with the Company’s written permission.

(g)

The Company shall use best efforts to furnish to the Trust ten (10) Business Days prior to its first submission to the SEC or its staff, one complete copy of any correspondence, or request or filing for no-action assurance or exemptive relief, naming, pertaining to, or affecting, the Trust, the Adviser, the Underwriter or any of the Portfolios.

(h)

The Trust will use commercially reasonable efforts to provide to the Company its first submission to the SEC or its staff, one complete copy of any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust or its Shares as far in advance of making such request or filing as reasonably practicable.

(i)

The Trust will provide the Company with as much notice as is reasonably practicable of any material change in the Trust’s registration statement, particularly any change resulting in a material change to the registration statement or prospectus or SAI for any Account. The Trust will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, SAI or registration statement, in an orderly manner. The Trust will make reasonable efforts to attempt to have material changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

Section 2.4.    State Insurance Law Restrictions. The Company will use its best efforts to notify the Trust of any restrictions imposed by state insurance laws that may become applicable to the Portfolios as a result of the Accounts’ investments therein. The Company acknowledges and agrees that it is the responsibility of the Company to determine investment restrictions and any other restrictions, limitations or requirements under state insurance law applicable to any Portfolio or the Trust or the Underwriter, and that neither the Trust, the Adviser nor the Underwriter shall bear any responsibility to the Company, other Participating Insurance Companies or any Contract owners for any such determination or the correctness of such determination.

ARTICLE III

Representations and Warranties

3.1.      Company. The Company represents and warrants that:

(a)	It is a life insurance company duly organized and in good standing under the laws of its state of organization.

(b)

Each Account is a duly organized, validly existing segregated asset account under applicable insurance law. The Company will use its best efforts to continue to meet such definitional requirements and will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

(c)

Each Account either: (i) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the 1940 Act; or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, the Company will use its best efforts to maintain such exemption and will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

(d)

The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the 1933 Act; or (ii) are not registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(2) or Regulation D of the 1933 Act, in which case the Company will make every effort to maintain such exemption and will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

(e)	The Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws.

(f)

The Contracts currently are and will be treated as endowment, annuity or life insurance contracts under applicable provisions of the Code and the Company will maintain such treatment; the Company will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future; provided, however, that the Company makes no representation or undertaking regarding any Contract to the extent such representation or undertaking is dependent on compliance by any Portfolio in which the Company or an Account may invest with the requirements of Subchapter M or Section 817(h) of the Code, the regulations thereunder, or any successor provision.

(g)

The Company shall ensure that no Portfolio fails to remain eligible for “look-through” treatment under Treasury Regulation Section 1.817-5(f) by reason of a current or future failure of the Company, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations; provided, however, that the Company makes no representation or undertaking regarding any Company, the Accounts or the Contracts to the extent such representation or undertaking is dependent on compliance by any Portfolio in which the Company or an Account may invest with the requirements of Subchapter M or Section 817(h) of the Code, the regulations thereunder, or any successor provision. The Company will notify the Trust and the Underwriter immediately upon having any basis for believing that the failure of the Company, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations could render a Portfolio ineligible, or jeopardize a Portfolio’s eligibility, for “look-through” treatment under Treasury Regulation Section 1.817-5(f). In the event of such a failure, the Company shall take all necessary steps to cure any such failure, including, if necessary, obtaining a waiver or closing agreement with respect to such failure from the U.S. Internal Revenue Service at the Company’s expense.

(h)

It will use Shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts; provided, however, that the Company may also hold Shares in its general account, but only if (i) the return on such Shares is computed in the same manner as the return on Shares held by the Accounts is computed (determined without regard to expenses attributable to variable contracts), (ii) there is no intent to sell such Shares to the public, and (iii) one or more Accounts also holds or will hold a beneficial interest in Shares of the same Portfolio.

(i)

If it delivers summary prospectuses for any Portfolio, it (i) complies with the requirements of Rule 498 under the 1933 Act and any applicable SEC guidance regarding such Rule in connection with the delivery of such summary prospectuses for such Portfolio, and (ii) will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract owner requests for additional Portfolio Documents made directly to the Company or one of its affiliates, subject to the expense provisions in Section 2.1(f) above.

(j)

It is, and shall carry out its activities under this Agreement, in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. The Company further represents that it has policies and procedures in place reasonably designed to detect money laundering and terrorist financing, including the reporting of suspicious activity.

3.2.      Trust. The Trust represents and warrants that:

(a)	It is duly organized and in good standing under the laws of the State of Delaware.

(b)

Shares sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and the Trust is and will remain registered as an open-end management investment company under the 1940 Act for as long as such Shares are sold.

(c)	It will amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares.

(d)

It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder. The Shares will be issued and sold in compliance in all material respects with all applicable federal and state laws.

(e)

The Trust will use its best efforts to comply with the laws of its state of domicile, and, to the extent specifically notified in writing by the Company pursuant to Section 2.4 hereof, any other applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, as they may apply to the Trust. If the Trust cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Trust makes no other representation as to whether any aspect of its operations complies with the insurance laws or regulations of any state. The Trust agrees that it will furnish the information required of it by state insurance laws, and which has been reasonably requested by the Company, to assist the Company in obtaining the authority needed to issue the Contracts in various states.

(f)

It (i) complies with the requirements of Rule 498 under the 1933 Act and any applicable SEC guidance regarding such Rule in connection with the offer and sale of Shares of such Portfolio, and (ii) will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract owner requests for additional Portfolio Documents made directly to the Trust or one of its affiliates.

(g)

It currently intends for one or more classes of Shares (each, a “Class”) to make payments to finance its distribution and/or servicing expenses pursuant to a plan (“Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act, although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution and/or servicing expenses pursuant to a Plan adopted under Rule 12b-1, the Trust undertakes to comply, in all material respects, with Rule 12b-1 and any then current SEC interpretations concerning Rule 12b-1 or any successor provisions.

(h)

All of the Trust’s trustees/directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

(i)

It is, and shall carry out its activities under this Agreement, in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. The Trust further represents that it has policies and procedures in place reasonably designed to detect money laundering and terrorist financing, including the reporting of suspicious activity.

3.3.      Underwriter. The Underwriter represents and warrants that:

(a)	It is duly organized, validly existing and in good standing under the laws of the state of Delaware.

(b)

It is registered as a broker dealer with the SEC under the 1934 Act and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of FINRA, and serves as principal underwriter/distributor of the Trust and that it will perform its obligations for the Trust and each Portfolio in all material respects in accordance with the laws of the State of Delaware and any applicable state and federal securities laws.

3.4.      Trust Compliance

(a)

The Trust represents and warrants that each Portfolio is currently, or, if newly organized will be, qualified as a regulated investment company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provision) and that no other Participating Insurance Companies will purchase shares in any Portfolio for any purpose or under any circumstances that would preclude the Company from “looking through” to the investments of each Portfolio in which it invests, pursuant to the “look through” rules found in Treasury Regulation Section 1.817-5. The Trust or its designee will notify the Company immediately upon having a reasonable basis for believing that any Portfolio has ceased to so qualify, or that any might not so qualify in the future, within the grace periods afforded by the Code or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting the Code or the regulations).

(b)

The Trust represents and warrants that for each quarter each Portfolio does and will at all times invest money from the Contracts in such a manner as to ensure that the Trust will at all times comply with the diversification requirements of Section 817(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each such Portfolio. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Trust or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation and warranty the Trust will take all reasonable steps to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Treasury Regulation Section 1.817-5.

3.5.       Adviser. The Adviser represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance with any applicable state and federal securities laws.

ARTICLE IV

Indemnification

4.1.      Indemnification by the Company.

(a)	The Company agrees to indemnify and hold harmless the Underwriter, the Trust,

the Adviser and each of their respective trustees, directors, officers, employees and agents and each person, if any, who controls the Trust, the Underwriter or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party” for purposes of this Section 4.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the indemnifying party’s written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale, acquisition or holding of the Shares or the Contracts and:

1)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, summary prospectus, or prospectus for the Contracts or in the Contracts themselves or in sales literature for the Contracts (or any amendment or supplement to any of the foregoing) (collectively, the “Company Documents”), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

2)

arise out of or as a result of statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined below in Section 4.2) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares to the Accounts; or

3)

arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined below in Section 4.2, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust or the Adviser by or on behalf of the Company; or

4)	arise out of or as a result of any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

5)	arise out of or as a result of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; as limited by and in accordance with the provisions of this Section 4.1.

(b)

The Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable.

(c)

The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. Unless the Indemnified Party releases the Company from any further obligations under this Section 4.1, the Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)

The Indemnified Parties agree to promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Shares or the Contracts or the operation of the Trust.

4.2.      Indemnification by the Trust.

(a)

The Trust agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party” for purposes of this Section 4.2) against any and all Losses to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale, acquisition or holding of the Shares or the Contracts and:

1)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, summary prospectus, prospectus or sales literature for the Trust or the Portfolios (or any amendment or supplement to any of the foregoing) (collectively, the “Trust Documents”), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Underwriter, the Adviser or the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

2)

arise out of or as a result of statements or representations (other than statements or representations contained in and accurately derived from Company Documents as defined in Section 4.1) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Shares to the Accounts; or

3)

arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in Company Documents as defined above in Section 4.1, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Trust; or

4)	arise out of or as a result of any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

5)

arise out of or as a result of any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of this Section 4.2.

(b)

The Trust shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c)

The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense of such action. Unless the Indemnified Party releases the Trust from any further obligations under this Section 4.2, the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)

The Indemnified Parties agree to promptly notify the Trust of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Shares or the Contracts or the operation of each Account.

4.3.      Indemnification by the Underwriter.

(a)

The Underwriter agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party” for purposes of this Section 4.3) against any and all Losses to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale acquisition or holding of the Shares or the Contracts and:

1)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, summary prospectus, prospectus or sales literature for the Trust or the Portfolios (or any amendment or supplement to any of the foregoing) (collectively, the “Trust Documents”), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Underwriter, the Adviser or the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

2)

arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in Company Documents as defined above in Section 4.1, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Trust; or

3)

arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of this Section 4.3.

(b)

The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c)

The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Underwriter from any further obligations under this Section 4.3, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)

The Indemnified Parties agrees to promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with this Agreement, the issuance or sale of the Shares or the Contracts or the operation of each Account.

4.4.      Indemnification by the Adviser.

(a)

The Adviser agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the

“Indemnified Parties” and, individually, an “Indemnified Party” for purposes of this Section 4.4) against any and all Losses to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale, acquisition or holding of the Shares or the Contracts and:

1)

are the result of material operational breaches of this Agreement by the Trust (i.e., in connection with the sale or redemption of Shares as required by Sections 1.1 through 1.6 of this Agreement) that were caused by the Trust or the Adviser or persons under their control;

2)	are the result of material breaches of the Trust’s tax obligations specified in Section 3.4 of this Agreement that were caused by the Trust or the Adviser or persons under their control;

3)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, summary prospectus, prospectus or sales literature for the Trust or the Portfolios (or any amendment or supplement to any of the foregoing) (collectively, the “Trust Documents”), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or any alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Underwriter, the Adviser or the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Shares;

4)

arise out of or as a result of statements or representations (other than statements or representations contained in and accurately derived from Company Documents, as defined in Section 4.1 above), or wrongful conduct of the Trust or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Shares to the Accounts;

5)

arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in Company Documents as defined in Section 4.1 above, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Trust or the Adviser; or

6)

are the result of material breaches of any representation and/or warranty made by the Adviser in Section 3.5 of this Agreement, or by the Trust in Section 3.2 of this Agreement that were caused by the Trust and/or the Adviser or persons under their control;

as limited by and in accordance with the provisions of this Section 4.4.

(b)	The Adviser shall not be liable under this indemnification provision with respect to any Losses:

1)

to the extent the Trust has made a payment to the Indemnified Parties pursuant to Section 4.2 of this Agreement, provided the Adviser has paid the Trust to fund, or has reimbursed the Trust for, such payment;

2)

for which any third party other than the Trust has paid the Indemnified Parties, provided the Trust did not and will not directly or indirectly pay, reimburse or indemnify such third party for such payment; or

3)

to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c)

The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense of such action. Unless the Indemnified Party releases the Adviser from any further obligations herein, the Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party herein for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)

The Indemnified Parties agree to promptly notify the Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Shares or the Contracts or the operation of each Account.

ARTICLE V

Notices

Any notice shall be sufficiently given when sent by registered or certified mail or by overnight delivery with a nationally recognized courier (in each case, postage prepaid, return receipt requested), or by electronic delivery, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

[Name]

[Title]

[Street Address]

[City, State]

If to the Adviser:

[Name]

[Title]

[Street Address]

[City, State]

If to the Underwriter:

Foreside Fund Services, LLC

Attn:  Legal Department

Three Canal Plaza, Suite 100

Portland, ME 04101

Telephone: 207.553.7110

Email: legal@foreside.com

With a copy to:

dealerservices@foreside.com

If to the Company:

Bryan Pinsky

President, Individual Retirement

American General Life Insurance Company

21650 Oxnard Street, Suite 750

Woodland Hills, CA 91367

or, with respect to any such party, at such other address as such party may from time to time specify in writing to the other parties. The date of service of any notice shall be the date it is received by the recipient. Each of the parties hereto agrees that updates to the notice information set forth in this Article V may be given to the other parties without need for a formal amendment of this Agreement.

ARTICLE VI

Termination

6.1.      Termination by Mutual Agreement. This Agreement may be terminated by mutual agreement at any time. If this Agreement is so terminated, the Trust and the Underwriter shall, at the Company’s option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of such termination of this Agreement, pursuant to the terms and conditions of this Agreement.

6.2.      Termination by Any Party Upon Notice. This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason upon six (6) month’s advance written notice delivered to the other parties, or if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties. If termination by the Company occurs in connection with a proposed substitution of securities, as provided for in Section 26(c) of the 1940 Act, advance written notice to the Trust and the Underwriter shall be no later than the date of (i) the filing of an application for approval of the proposed substitution of securities or (ii) the submission of any correspondence with the SEC or its staff in lieu thereof.

6.3.      Termination by the Trust or the Underwriter.

(a)

This Agreement may be terminated immediately by the Trust or the Underwriter upon written notice to the Company if the Company materially breaches any of the representations and warranties made in this Agreement or the Company is materially in default in the performance of any of its duties or obligations under this Agreement, receives a written notice thereof and fails to remedy such default or breach to the Trust’s and the Underwriter’s reasonable satisfaction within 6 months after such notice. If this Agreement so terminates, the parties shall cooperate to effect an orderly windup of the business.

(b)

This Agreement may be terminated immediately by the Trust or the Underwriter upon written notice to the Company if, with respect to the representations and warranties made in Sections 3.1(a), 3.1(b), 3.1(d), 3.1(f), 3.1(g) and 3.1(h) of this Agreement: (i) the Company informs the Trust or the Underwriter that any of such representations and warranties may no longer be true or might not be true in the future; or (ii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement.

(c)

This Agreement may be terminated by the Board, either in its entirety or with respect to any Portfolio, in the exercise of its fiduciary duties, either upon its determination that such termination is a necessary and appropriate remedy for a material breach of this Agreement, which includes a violation of laws, or, with respect to a Portfolio, upon its determination to completely liquidate such Portfolio.

(d)

The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of such Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Contracts may fail to so qualify as a result of a failure by an open-end management investment company available as an investment option under the Contracts (other than a Portfolio of the Trust) that is not managed by the Adviser, or by any investment manager controlled by the Adviser, to comply with Section 817(h) of the Code, the Trust, on behalf of a Portfolio, shall have the right to require the Company to redeem Portfolio Shares attributable to such Contracts upon notice to the Company and the Company shall so redeem such Portfolio Shares, upon six months, or such shorter period of time as might be required in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Shares. Notice to the Company shall specify the period of time the Company has to redeem the Portfolio Shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code.

6.4.      Termination by the Company.

(a)

This Agreement may be terminated immediately by the Company upon written notice to the Trust and the Underwriter if the Trust or the Underwriter materially breaches any of the representations and warranties made in this Agreement or the Trust or the Underwriter is materially in default in the performance of any of its duties or obligations under this Agreement, receives a written notice thereof and fails to remedy such default or breach to the Company’s reasonable satisfaction within 6 months after such notice.

(b)

This Agreement may be terminated immediately by the Company upon written notice to the Trust and the Underwriter if, with respect to the representations and warranties made in Sections 3.2(b), 3.2(d) and 3.4 of this Agreement: (i) the Trust informs the Company that any of such representations and warranties may no longer be true or might not be true in the future; or (ii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement.

6.5.      Limited Offering of Shares After Termination. Notwithstanding any termination of this Agreement other than termination by the Trust or Underwriter pursuant to Section 6.3 (b)

or (c), the Trust and the Underwriter will continue to make available additional Shares of the Trust, pursuant to the terms and conditions of this Agreement, for all Contracts that pertain to Accounts that invest in Portfolio Shares as of the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”); provided that in the event of a termination pursuant to Section 6.3(b) or (c), the Trust will provide no less than 6 months’ notice to the Company prior to a termination with respect to Existing Contracts, unless the Board, acting in good faith and in light of their fiduciary duties, determines making available additional Shares of the Trust (or any Portfolio) is not in the best interests of the shareholders of such Portfolio(s). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in such Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts.

6.6      Termination Upon Assignment. This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, subject to Section 7.10 of this Agreement, or as otherwise required by law.

6.7.      Survival. The provisions of Articles III (Representations and Warranties) and IV (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as Shares of the Trust are held on behalf of Contract owners, except that the Trust and the Underwriter shall have no further obligation to sell Shares with respect to Contracts issued after termination. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

6.8.      Prohibition on Redemption of Shares. The Company shall not redeem Shares attributable to the Contracts (as opposed to Shares attributable to the Company’s assets held in the Account) except: (i) as necessary to implement Contract owner initiated or approved transactions; (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application; (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act or similar exemptive or no-action relief granted by the SEC or its staff; (iv) as otherwise agreed to or permitted among the parties; or (v) upon termination of this Agreement. Furthermore, the Company shall not prevent Contract owners from allocating payments to any Portfolio that has been available under a Contract without first giving the Trust and the Underwriter ninety (90) days advance written notice of the Company’s intention to do so.

6.9      Automatic Termination. This Agreement will automatically terminate upon the termination of the Trust’s agreement with Underwriter pursuant to which Underwriter serves as principal underwriter of the Trust (“Foreside Agreement”) unless the Board has separately approved a new principal underwriter to assume the Underwriter’s duties and obligations under this Agreement as of the date on which the Underwriter has ceased serving as principal underwriter of the Trust; provided, that the Trust shall immediately notify the Company upon notice of termination of the Foreside Agreement, which shall occur at least 180 days in advance of the effective date of such termination, and in the event of such scheduled termination, the Trust shall use best efforts to replace the Underwriter with a new principal underwriter to make the Shares of the Portfolios available continuously for purchase by the Accounts for the benefit of the Contracts.

ARTICLE VII

Miscellaneous

7.1.      Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

7.2.      Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall constitute one and the same instrument.

7.3.     Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

7.4.      Interpretation. This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of Delaware. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder.

7.5.      Assets and Liabilities of the Trust.

(a)

The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

(b)

The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

7.6.      Cooperation. Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators), and shall permit such authorities reasonable access to its books and records, in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

7.7.      Confidential Information. Each party shall treat as confidential all information of the other party which the parties agree in writing is confidential (“Confidential Information”). Except as permitted by this Agreement or as required by appropriate governmental authority (including, without limitation, the SEC, FINRA, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential Information.

7.8.      Cumulative Rights. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

7.9.      No Exclusivity. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

7.10.      No Assignment. Neither this Agreement nor any rights or obligations created by it may be assigned by any party without the prior written approval of the other parties; provided, however, that a merger or reorganization of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

7.11.      Amendments. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all of the parties.

7.12.      Nonpublic Personal Information. Each party to this Agreement agrees to limit the disclosure of nonpublic personal information of Contract owners and customers consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

Signature page follows

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officers to execute this Agreement.

The Trust:	Milliman Variable Insurance Trust
Only on behalf of each Portfolio listed on Schedule B hereof.
By:
Name:
Title:

The Adviser:	Milliman Financial Risk Management LLC

By:
Name:
Title:

The Underwriter:	Foreside Fund Services, LLC

By:
Name:
Title:

The Company:	American General Life Insurance Company

By:
Name: Bryan Pinsky
Title: President, Individual Retirement

Schedule A

Accounts of the Company

Name of Account	SEC Registration Yes/No

Variable Annuity Account Ten	Yes

A

Schedule B

Available Portfolios and Classes of Shares of the Trust

1. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jan/Jul – Class 3

2. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Feb/Aug – Class 3

3. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Mar/Sep – Class 3

4. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Apr/Oct – Class 3

5. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - May/Nov – Class 3

6. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jun/Dec – Class 3

7. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jan/Jul – Class 3

8. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Feb/Aug – Class 3

9. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Mar/Sep – Class 3

10. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Apr/Oct – Class 3

11. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - May/Nov – Class 3

12. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jun/Dec – Class 3

13. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund – Jan – Class 3

14. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund – Feb – Class 3

15. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund – Mar – Class 3

16. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund – Apr – Class 3

17. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund – May – Class 3

18. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund – Jun – Class 3

19. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund – Jul – Class 3

20. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund – Aug – Class 3

21. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund – Jan – Class 3

22. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund – Feb – Class 3

23. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund – Mar – Class 3

24. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund – Apr – Class 3

25. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund – May – Class 3

26. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund – Jun – Class 3

27. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund – Jul – Class 3

28. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund – Aug – Class 3

29. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund – Jan – Class 3

30. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund – Feb – Class 3

31. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund – Mar – Class 3

32. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund – Apr – Class 3

33. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund – May – Class 3

34. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund – Jun – Class 3

35. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund – Jul – Class 3

36. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund – Aug – Class 3

37. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund – Jan – Class 3

38. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund – Feb – Class 3

39. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund – Mar – Class 3

40. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund – Apr – Class 3

41. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund – May – Class 3

42. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund – Jun – Class 3

43. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund – Jul – Class 3

44. Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund – Aug – Class 3

45. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund – Jan – Class 3

46. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund – Feb – Class 3

47. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund – Mar – Class 3

48. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund – Apr – Class 3

49. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund – May – Class 3

50. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund – Jun – Class 3

51. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund – Jul – Class 3

52. Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund – Aug – Class 3

53. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jan (I) – Class 3

54. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Apr (I) – Class 3

55. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jul (I) – Class 3

56. Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jan (I) – Class 3

57. Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Apr (I) – Class 3

58. Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jul (I) – Class 3

59. Milliman Money Market Fund – Class 3

This list of Portfolios may be amended from time-to-time by the Company and the Trust.

Schedule C

Contracts of the Company

American General Life Insurance Company variable annuity, Advanced Outcomes Annuity, and other contracts to which American General Insurance Company may make the Trust available upon mutual agreement.